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                                                               Exhibit 3(a)

                            CERTIFICATE OF AMENDMENT
                            ------------------------

                                       OF
                                       --

                     RESTATED CERTIFICATE OF INCORPORATION
                     -------------------------------------


       CABOT CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of said Corporation, by unanimous written consent and agreement in lieu of a formal meeting, dated as of November 21, 1984, adopted a vote setting forth the proposed amendment to the Restated Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and recommending the adoption of said amendment by vote of the stockholders of the Corporation at its Annual Meeting of Stockholders called for February 8, 1985. The vote setting forth the proposed amendment is as follows:

VOTED: That the Restated Certificate of Incorporation of this Corporation be amended, subject to stockholder approval, as follows:

1. by renumbering the present Articles "TENTH" and "ELEVENTH" as "ELEVENTH" and "TWELFTH".

2. by adding the following language at the end of newly numbered Article
   ELEVENTH:

       "Notwithstanding any provision of law, this restated certificate of incorporation or the by-laws of this corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this restated certificate of incorporation or the by-laws of this corporation), and in addition to any affirmative vote of the holders of any class of preferred stock of this corporation outstanding or any other class of capital stock of this corporation or any series of any of the foregoing then outstanding which is required by law or by or pursuant to this

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      restated certificate of incorporation, the affirmative vote of the holders of 66-2/3 percent or more of the voting power of the shares of the then outstanding shares of stock of all classes and series of this corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal paragraph (a), (b) or (c) of Article EIGHTH or Article TENTH of this restated certificate of incorporation or to adopt any provision inconsistent therewith."

3. by adding a new Article TENTH as follows:

      "TENTH: 1. Vote Required for Certain Business Combinations.

          In addition to any affirmative vote required by law or this restated certificate of incorporation, and except as otherwise expressly provided in section 2 of this Article TENTH:

             (a) Any merger or consolidation of this corporation or any subsidiary (as hereinafter defined) with (1) any interested stockholder (as hereinafter defined) or (2) any other corporation or other person (whether or not itself an interested stockholder) which is, or after such merger or consolidation would be, an affiliate (as hereinafter defined) of an interested stockholder; or

             (b) Any plan of exchange for all outstanding shares of this corporation or any subsidiary or for any class of shares of either with (1) any interested stockholder or (2) any other corporation or other person (whether or not itself an interested stockholder) which is, or after such plan of exchange would be, an affiliate of an interested stockholder; or

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          (c) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any interested stockholder or any affiliate of any interested stockholder of any assets of this corporation or any subsidiary having an aggregate fair market value (as hereinafter defined) of $20,000,000 or more; or

          (d) The issuance or transfer by this corporation or any subsidiary (in one transaction or a series of transactions) of any securities of this corporation or any subsidiary to any interested stockholder or any affiliate of any interested stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $20,000,000 or more; or

          (e) The adoption of any plan or proposal for the liquidation or dissolution of this corporation proposed by or on behalf of an interested stockholder or any affiliate of any interested stockholder; or

          (f) Any reclassification of securities (including any reverse stock split), or recapitalization of this corporation, or any merger or consolidation of this corporation with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving an interested stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of stock or securities convertible into stock of this corporation or any subsidiary which is directly or indirectly owned by any interested stockholder or any affiliate of any interested stockholder;

shall require the affirmative vote of the holders of at least 66 2/3 percent of the combined voting power of the then outstanding shares of

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 stock of all classes and series of this corporation entitled to vote generally in the election of directors (the "voting stock"), in each case voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by this restated certificate of incorporation or any vote or votes adopted pursuant to Article THIRD of this restated certificate of incorporation or in any agreement with any national securities exchange or otherwise.

        2. When Higher Vote is not Required. The provisions of this Article TENTH shall not be applicable to any particular business combination (as hereinafter defined), and such business combination shall require only such affirmative vote as is required by law, any other provision of this restated certificate of incorporation, any preferred stock designation or any agreement with any national securities exchange, if, all of the conditions specified in either of the following paragraphs (a) and (b) are met:

        (a) Approval by Continuing Directors. The business combination shall have been approved by a majority of the continuing directors (as hereinafter defined), it being understood that this condition shall not be capable of satisfaction unless there is at least one continuing director; or

        (b) Price and Procedure Requirements. All of the following conditions shall have been met:

           (1) The aggregate amount of the cash and the fair market value as of the date of the consummation of the business combination of any consideration other than cash to be received per share by holders of common stock (as hereinafter defined) in such business combination shall be at least equal to the highest of the following:

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   (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the interested stockholder for any shares of common stock acquired by it (i) within the two-year period immediately prior to the first public announcement of the proposal of the business combination (the "announcement date") or (ii) in the transaction in which it became an interested stockholder, whichever is higher; or

   (B) the fair market value per share of common stock on the announcement date or on the date on which the interested stockholder became an interested stockholder (such latter date is referred to in this Article TENTH as the "determination date"), whichever is higher; or

   (C) (if applicable) the price per share equal to the fair market value per share of common stock determined pursuant to paragraph (b)(1)(B) above, multiplied by the ratio of (i) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the interested stockholder for any shares of common stock acquired by it within the two-year period immediately prior to the announcement date to (ii) the fair market value per share of common stock on the first day in such two-year period upon which the interested stockholder acquired any shares of common stock; and

       (2) The consideration to be received by holders of a particular class or series of outstanding voting stock (including common stock) shall be in cash or in the same form as the interested stockholder has previously paid for shares of such class. If the interested stockholder has paid for shares of voting stock with varying forms of consideration, the form of

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consideration to be received by holders of such class or series of voting stock shall be either cash or the form used to acquire beneficially the largest number of shares of such class or series of voting stock previously acquired by it; and

       (3) After such interested stockholder has become an interested stockholder and prior to the consummation of such business combination:

              (A) except as approved by a majority of the continuing directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding preferred stock;

              (B) there shall have been (i) no reduction in the annual rate of dividends paid on the common stock (except as necessary to reflect any subdivision of the common stock), except as approved by a majority of the continuing directors, and (ii) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the common stock, unless the failure so to increase such annual rate is approved by a majority of the continuing directors; and

              (C) such interested stockholder shall not have become the beneficial owner of any additional shares of voting stock except as part of the transaction in which it became an interested stockholder; and

       (4) After such interested stockholder has become an interested stockholder, such interested stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances,

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guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such business combination or otherwise; and

       (5) A proxy or information statement describing the proposed business combination and complying with the requirements of the Securities Exchange Act of 1934 (the "1934 Act") and the rules and regulations thereunder (or any subsequent provisions replacing such 1934 Act, rules or regulations) shall be mailed to public stockholders of the corporation at least 30 days prior to the consummation of such business combination (whether or not such proxy or information statement is required to be mailed pursuant to the 1934 Act or subsequent provisions).

3. Certain Definitions. For the purposes of this Article TENTH:

       (a) "affiliate" or "associate" has the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the 1934 Act, as in effect on February 8, 1985.

       (b) "board" means the board of directors of this corporation.

       (c) A person is a "beneficial owner" of any voting stock:

         (1) which such person or any of its affiliates or associates beneficially owns, directly or indirectly; or

         (2) which such person or any of its affiliates or associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote or direct the vote pursuant to any agreement, arrangement or understanding; or

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        (3) which are beneficially owned, directly or indirectly,
   by any other person with which such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of voting stock.

       (d) The term "business combination" means any transaction which is referred to in any one or more of paragraphs (a) through
(f) of Section 1.

       (e) "common stock" means the common capital stock of this corporation.

       (f) "continuing director" means any member of the board who is unaffiliated with and not a nominee of the interested stockholder and was a member of the board prior to the time that the interested stockholder became an interested stockholder, and any successor of a continuing director who is unaffiliated with, and not a nominee of the interested stockholder and who is recommended to succeed a continuing director by a majority of continuing directors then on the board.

        (g) "fair market value" means: (1) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the 1934 Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the

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National Association of Securities Dealers, Inc. Automated
Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the continuing directors in good faith; and (2) in the case of stock that is not traded on any United States registered securities exchange nor in any over-the-counter market or in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the continuing directors in good faith.

       (h) "interested stockholder" means any person (other than this corporation or any subsidiary) who or which:

          (1) is the beneficial owner, directly or indirectly, of more than 10 percent of the combined voting power of the then outstanding voting stock; or

          (2) is an affiliate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding voting stock; or

          (3) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of voting stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any interested stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

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          For the purpose of determining whether a person is an
   interested stockholder pursuant to this paragraph (h) of this
   Section 3, the number of shares of voting stock deemed to be outstanding shall include shares deemed owned through application of paragraph (c) of this section 3 but shall not include any other shares of voting stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (i) A "person" means any individual, firm, corporation, group (as such term is used in Rule 13d of the General Rules and Regulations under the 1934 Act as in effect on February 8, 1985) or other entity.

          (j) "subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by this corporation; provided, however, that for the purposes of the definition of interested stockholder set forth in paragraph (h) of this section 3, the term "subsidiary" means only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by this corporation.

       4. Powers of the Board. A majority of the continuing directors shall have the power and duty to determine for the purposes of this Article TENTH, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article TENTH, including without limitation, (a) whether a person is an interested stockholder; (b) the number of shares of voting stock beneficially owned by any person; (c) whether a person is an affiliate or associate of another person; (d) whether the requirements of section 2.(b) of this Article TENTH have been met with respect to any proposed business combination, and (e) whether the assets which are the subject of any business combination have, or the consideration to

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   be received for the issuance or transfer of securities by this corporation or any subsidiary in any business combination has, an aggregate fair market value of $20,000,000 or more. Any such determination made in good faith shall be binding and conclusive for all purposes of this Article TENTH.

          5. No Effect on Fiduciary Obligations of Interested
   Stockholders. Nothing contained in this Article TENTH shall be construed to relieve any interested stockholder from any fiduciary obligation imposed by law."

       SECOND: That thereafter, pursuant to vote of its Board of Directors, the Annual Meeting of Stockholders of said Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

       THIRD: That said amendments were duly adopted in accordance with the applicable provision of Section 242 of the General Corporation Law of the State of Delaware.

      FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

       IN WITNESS WHEREOF, said CABOT CORPORATION has caused this certificate to be signed by Robert A. Charpie, its President, and attested by Henley R. Webb, its Assistant Secretary this 11th day of February, 1985.

ATTEST:                                CABOT CORPORATION

/s/ Henley R. Webb                     By /s/ Robert A. Charpie
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Assistant Secretary                       President